UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)

1400 Prospect Ave. Helena, MT 59601 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EBMT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

EXPLANATORY NOTE

This current report on Form 8-K/A (this “Amendment”) amends the Form 8-K filed on April 29, 2025 (the “Original Filing”) in which the Company reported the voting results for its Annual Meeting of Shareholders held on April 24, 2025 (the “2025 Annual Meeting”), including the voting results for the Company's non-binding shareholder advisory vote regarding the frequency of future Say-on-Pay Votes (the “Frequency Vote”). Except as set forth below, this Amendment does not modify or update any other disclosure contained in the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously reported in the Original Filing, more than a majority of shares voting at the Annual Meeting voted, on a non-binding advisory basis, in favor of an annual frequency for future Say-on-Pay Votes. On May 22, 2025, the Board determined, taking into account the vote of shareholders on the Frequency Vote at the 2025 Annual Meeting, that the Company will hold future Say-on-Pay Votes on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: May 27, 2025	By:	/s/ Laura F. Clark
Laura F. Clark
President and Chief Executive Officer